Exhibit 10.2

SECOND amendment

to

Loan and security agreement

This Second Amendment to Loan and Security Agreement (this “Amendment”) is entered into this 27th day of June, 2025, by and between Silicon Valley Bank, a division of First-Citizens Bank & Trust Company (“Bank”) and OLEMA PHARMACEUTICALS, INC., a Delaware corporation (“Borrower”).

Recitals

A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of September 5, 2023, as further amended by that certain First Amendment to Loan and Security Agreement dated as of June 28, 2024 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to make certain revisions to the Loan Agreement as more fully set forth herein.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.
Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
2.
Amendments to Loan Agreement.
2.1
Section 1.1 (Term Loan). Section 1.1(a) of the Loan Agreement is amended in its entirety and replaced with the following:

“ (a) Availability. Subject to the terms and conditions of this Agreement, upon Borrower’s request, during Draw Period A, Bank shall make term loan advances in an amount not exceeding the Term A Loan Availability Amount (each such advance is referred to herein as a “Term A Loan Advance” and, collectively, as the “Term A Loan Advances”); provided that, on or about the

Second Amendment Effective Date, Borrower shall request, and Bank shall make, a Term A Loan Advance in an original principal amount of at least $3,000,000.00. Subject to the terms and conditions of this Agreement, upon Borrower’s request, during Draw Period B, Bank shall make term loan advances in an amount not exceeding the Term B Loan Availability Amount (each such advance is referred to herein as a “Term B Loan Advance” and, collectively, as the “Term B Loan Advances”). Subject to the terms and conditions of this Agreement, upon Borrower’s request, during Draw Period C, Bank shall make term loan advances in an amount not exceeding the Term C Loan Availability Amount (each such advance is referred to herein as a “Term C Loan Advance” and, collectively, as the “Term C Loan Advances”). The Term A Loan Advances, the Term B Loan Advances, and the Term C Loan Advances are each referred to herein as a “Term Loan Advance” and, collectively, as the “Term Loan Advances”. Borrower may request Term Loan Advances as set forth on Schedule I hereto.”

2.2
Section 12.2 (Definitions). The following new term and its respective definition is hereby inserted to appear alphabetically in Section 12.2 thereof:

“ “Second Amendment Effective Date” is June 27, 2025.”

2.3
Section 12.2 (Definitions). The following term, appearing in Section 12.2 is amended in its entirety and replaced with the following:

“ “Designated Deposit Account” is the SVB Operating Account.”

2.4
Schedule I (Loan Terms). The following rows appearing on Schedule I to the Loan Agreement are amended in their entirety and replaced with the following:

1.2(b)(i) – Interest Rate – Term Loan Advances

The outstanding principal amount of any Term Loan Advance shall accrue interest at a floating rate per annum equal to the greater of (1) 6.0% and (2) the Prime Rate, which interest shall be payable in accordance with Section 1.2(a).

12.2 – “Draw Period A”	“Draw Period A” is the period commencing as of the Effective Date and ending on January 15, 2026.

3.
Limitation of Amendments.
3.1
The amendments set forth in Section 2 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.
3.2
This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
4.
Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:
4.1
Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;
4.2
Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
4.3
The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
4.4
The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;
4.5
The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
4.6
The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and
4.7
This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
5.
Ratification of Perfection Certificate. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of June 28, 2024 between Borrower and Bank and acknowledges, confirms and agrees that the disclosures and information provided to Bank in such Perfection Certificate have not changed in any material respect, as of the date hereof.

6.
Fees and Expenses. Borrower shall reimburse Bank for all unreimbursed Bank Expenses, including without limitation, all legal fees and expenses incurred in connection with this Amendment.
7.
Governing Law. This Amendment shall be governed and construed in accordance with the laws of the State of California, without giving effect to conflicts of laws principles.
8.
Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.
9.
Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Each party hereto may execute this Amendment by electronic means and recognizes and accepts the use of electronic signatures and records by any other party hereto in connection with the execution and storage hereof.
10.
Effectiveness. This Amendment shall be deemed effective upon the due execution and delivery to Bank of this Amendment by each party hereto.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Amendment to be executed as of the date first written above.

BANK	BORROWER
First-Citizens Bank & Trust Company By: __/s/ Peter Sletteland____________ Name: Peter Sletteland Title: Managing Director	OLEMA PHARMACEUTICALS, INC. By: _/s/ Shane Kovacs_____________ Name: Shane Kovacs Title: Chief Operating and Financial Officer